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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Internap Network Services Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2002

Dear Internap Stockholder:

        It is my pleasure to invite you to Internap Network Services Corporation's 2002 Annual Meeting of Stockholders (the "Annual Meeting"). This year's meeting will be held at the Sheraton Hotel & Towers, 1400 6th Avenue, Seattle, Washington, on Tuesday, May 14, 2002, at 9:00 a.m. local time.

        Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and proxy statement.

        Whether or not you plan to attend the Annual Meeting, we hope you will have your shares represented by marking, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

Very truly yours,

Eugene Eidenberg Chairman and Chief Executive Officer

INTERNAP NETWORK SERVICES CORPORATION
Two Union Square
601 Union Street, Suite 1000
Seattle, Washington 98101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2002

TO THE STOCKHOLDERS OF INTERNAP NETWORK SERVICES CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of INTERNAP NETWORK SERVICES CORPORATION, a Delaware corporation, will be held on May 14, 2002, at 9:00 a.m. local time at the Sheraton Hotel & Towers, 1400 6th Avenue, Seattle, Washington for the following purposes:

  1.
  To consider and approve an amendment to our certificate of incorporation and bylaws to allow holders of our Series A preferred stock to take action by written consent.

  2.
  To elect three directors to hold office until the 2005 Annual Meeting of Stockholders.

  3.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

        The board of directors has fixed the close of business on March 25, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

BY ORDER OF THE BOARD OF DIRECTORS

John M. Scanlon Chief Financial Officer, Vice President of Finance and Administration, Treasurer and Secretary
Seattle, Washington March 29, 2002

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

INTERNAP NETWORK SERVICES CORPORATION
Two Union Square
601 Union Street, Suite 1000
Seattle, Washington 98101

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        We are soliciting proxies on behalf of our board of directors, for use at our annual meeting of stockholders on May 14, 2002, at 9:00 a.m. local time, or at any adjournment or postponement of the annual meeting. The annual meeting will be held at the Sheraton Hotel & Towers, 1400 6th Avenue, Seattle, Washington. We intend to mail this proxy statement and accompanying proxy card on or about April 12, 2002 to all stockholders entitled to vote at the annual meeting.

Solicitation

        We will bear the entire cost of solicitation of proxies, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional information furnished to stockholders. We will furnish copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. We have engaged W.F. Doring & Co., Inc., a professional proxy solicitation firm, to solicit proxies on our behalf and anticipate the cost of those services will be $8,000. We may supplement the original solicitation of proxies by mail, by telephone, telegram or personal solicitation by our directors, officers or other regular employees. We will not pay any additional compensation to directors, officers or other regular employees for such services.

Voting rights, outstanding shares and vote required

        Only holders of record of our common stock and our Series A preferred stock at the close of business on March 25, 2002 will be entitled to notice of, and to vote at, the annual meeting. At the close of business on March 25, 2002, we had outstanding and entitled to vote 220,782,249 shares of common stock (including 68,454,513 shares of common stock issuable upon conversion of 3,171,499 outstanding shares of our Series A preferred stock). Each holder of record of our common stock on March 25, 2002 will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting. Each holder of record of our Series A preferred stock on March 25, 2002 will be entitled to the number of votes equal to the number of shares of common stock into which such shares of Series A preferred stock could then be converted pursuant to our certificate of incorporation.

        Proposal 1 will be approved and ratified if it receives (1) the affirmative vote of a majority of the all votes entitled to be cast on the matter and (2) the affirmative vote of the majority of the votes attributable to outstanding shares of our Series A preferred stock. Holders of our Series A preferred stock have already approved Proposal 1 at a special meeting of Series A Preferred stockholders held on February 21, 2002. Accordingly, only holders of our common stock will vote on Proposal 1 at the annual meeting. Abstentions and broker non-votes, because they are not affirmative votes, will have the same practical effect as a vote against Proposal 1. In connection with Proposal 2, the nominees for election as directors who receive the greatest number of votes cast that are present in person or represented by proxy at the annual meeting will be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of Proposal 2. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes.

Granting a proxy on the Internet

        You may grant a proxy to vote your shares by means of the Internet. The Internet voting procedures below are designed to authenticate your identity, to allow you to grant a proxy to vote your shares and to confirm that your instructions have been recorded properly. If you grant a proxy to vote via the Internet, you should understand there may be costs associated with electronic access that you must bear, such as usage charges from Internet access providers and telephone companies.

For shares registered in your name

        As a stockholder of record, you may go to http://www.voteproxy.com to grant a proxy to vote your shares by means of the Internet. You will be required to provide our number and control number contained on your proxy card. You will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen, and you will be prompted to submit or revise them as desired.

For shares registered in the name of a broker or bank

        Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than a proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' Web site at http://www.bsg.adp.com.

General information for all shares voted via the Internet

        We must receive votes submitted via the Internet by 2:00 p.m., Eastern Daylight Time, on May 13, 2002. Submitting your proxy via the Internet will not affect your right to vote in person should you decide to attend the annual meeting.

Revocability of proxies

        If you grant a proxy pursuant to this solicitation you may revoke it at any time before it is voted. You may revoke your proxy by filing with our Secretary, at our principal executive office (Two Union Square, 601 Union Street, Suite 1000, Seattle, Washington 98101), a written notice of revocation or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the meeting and voting in person; however, attendance at the meeting will not, by itself, revoke your proxy.

Stockholder proposals

        The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for the 2003 annual meeting of stockholders, pursuant to Rule 14a-8 of the Securities and Exchange Commission ("SEC"), is December 2, 2002.

        Stockholders who intend to present a proposal at the 2003 annual meeting without inclusion of such proposal in the proxy materials are required to provide notice to us no later than February 26, 2002, assuming the 2003 annual meeting is held within 30 days of the anniversary date of the 2002 annual meeting. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals.

Delivery of this proxy statement

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for securityholders and cost savings for companies.

        This year, a number of brokers with account holders who are Internap stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker, direct your written request to Internap Network Services Corporation, Attention: Investor Relations, 601 Union Street, Suite 1000, Seattle, Washington 98101 or contact Investor Relations at (206) 441-8800. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

PROPOSAL 1
AMEND OUR CERTIFICATE OF INCORPORATION AND BYLAWS

        Our board of directors has approved and recommends that the stockholders approve an amendment to our certificate of incorporation (the "Certificate Amendment") and a related amendment to our bylaws (the "Bylaws Amendment") pursuant to which the holders of our Series A preferred stock would be permitted to take action by written consent.

Introduction

        On November 29, 2001, our board of directors adopted, subject to appropriate stockholder approval, the Certificate Amendment and the Bylaws Amendment (collectively, the "Amendments") as set forth in APPENDIX A hereto, and in a special meeting held on February 21, 2002, holders of Series A preferred stock, voting as a single class, approved the Amendments. In general, the Amendments provide that the holders of our Series A preferred stock may take action by written consent. We believe that the proposed Amendments will provide greater flexibility and greater efficiency when soliciting required approvals from holders of our Series A preferred stock.

Summary description of the amendments

        The following is a summary of the Amendments. The complete text of the Amendments (as well as the text of the provisions the Amendments are replacing) is attached as APPENDIX A hereto.

Certificate Amendment

        Article V, Section D of our current certificate of incorporation provides that no action shall be taken by our stockholders (which include both holders of our common stock and holders of our Series A preferred stock) except at an annual meeting or special meeting. The Certificate Amendment would revise Article V, Section D to permit the holders of our Series A preferred stock to take any action that may be taken or that is required by statute to be taken at any annual or special meeting, without a meeting, without prior notice and without a vote, so long as such action is taken in accordance with the bylaws. The proposed Certificate Amendment would, however, continue to require that any action to be taken by holders of our common stock be taken only at an annual or special meeting.

Bylaws Amendment

        Section 13 of our current bylaws provides that no action shall be taken by our stockholders (which includes both holders of our common stock and holders of our Series A preferred stock) except at an annual or special meeting and specifically states that no action shall be taken by our stockholders by written consent. The Bylaws Amendment would revise Section 13 to permit the holders of our Series A preferred stock to take any action that may be taken or that is required by statute to be taken at any annual or special meeting by written consent. The proposed Bylaws Amendment would, however, continue to require that any action to be taken by holders of our common stock be taken at an annual or special meeting and would also continue to specifically prohibit holders of our common stock from taking action by written consent.

        Holders of our common stock are requested to approve the Amendments. In a special meeting held on February 21, 2002, holders of Series A preferred stock, voting as a single class, approved the Amendments. Also, our board of directors has considered the Amendments and has unanimously concluded that the potential benefits of the proposed changes outweigh any potential disadvantages. Our board of directors believes the Amendments are in our best interests and that of our stockholders and recommends a vote in favor of the Amendments.

THE BOARD RECOMMENDS A VOTE IN FAVOR
OF AMENDING THE COMPANY'S CERTIFICATE OF
INCORPORATION AND BYLAWS AS DISCUSSED IN THIS PROPOSAL

PROPOSAL 2
ELECTION OF DIRECTORS

        Our certificate of incorporation and bylaws provide that our board of directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, which according to our certificate of incorporation may be up to seven directors, with each class having a three-year term. Vacancies on the board of directors may be filled by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

        Our board of directors is presently composed of six members with one vacancy in Class I. There are three directors currently in the class whose terms of office expire in 2002, which is designated as Class III. These directors will stand as nominees for election to Class III at the annual meeting. The nominees for election to Class III are current directors who were previously elected by the stockholders. If elected at the annual meeting, each nominee would serve until the 2005 annual meeting and until his successor is elected and has been qualified, or until such director's earlier death, resignation or removal.

        Directors are elected by a plurality of the votes cast that are present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, FOR the election of the nominees named below. Should these nominees be unavailable for election as a result of an unexpected occurrence, these shares will be voted for the election of substitute nominees proposed by management. The persons nominated for election to Class III have agreed to serve if elected, and management has no reason to believe they will be unable to serve.

Nominees for election for a three-year term expiring at the 2005 annual meeting

        Eugene Eidenberg (age 62) has served as a director and chairman of the board of directors since November 1997. Effective in July 2001, Mr. Eidenberg began serving as Internap's Chief Executive Officer. Mr. Eidenberg has been a Managing Director of Granite Venture Associates LLC since 1999 and has served as a Principal of Hambrecht & Quist Venture Associates since 1998 and was an advisory director at the San Francisco investment banking firm of Hambrecht & Quist from 1995 to 1998. Mr. Eidenberg served for 12 years in a number of senior management positions with MCI Communications Corporation. His positions at MCI included Senior Vice President for Regulatory and Public Policy, President of MCI's Pacific Division, Executive Vice President for Strategic Planning and Corporate Development and Executive Vice President for MCI's international businesses. Mr. Eidenberg is currently a director of several private companies. Mr. Eidenberg holds a Ph.D. and a Master of Arts degree from Northwestern University and a Bachelor of Arts degree from the University of Wisconsin.

        William J. Harding (age 54) has served as a director since January 1999. Dr. Harding is a Managing Member of Morgan Stanley Venture Partners and Managing Director of Morgan Stanley & Co., Inc. He joined Morgan Stanley & Co., Inc. in October 1994. Dr. Harding is currently a Director of Commerce One, Inc. and several private companies. Prior to joining Morgan Stanley, Dr. Harding was a General Partner of several venture capital partnerships affiliated with J.H. Whitney & Co. Previously, Dr. Harding was associated with Amdahl Corporation from 1976 to 1985, serving in various technical and business development roles. Prior to Amdahl, Dr. Harding held several technical positions with Honeywell Information Systems. Dr. Harding holds a Bachelor of Science in Engineering Mathematics and a Master of Science in Systems Engineering from the University of Arizona, and a Ph.D. in Engineering from Arizona State University. Dr. Harding served as an officer in the Military Intelligence Branch of the United States Army Reserve.

        Anthony C. Naughtin (age 46) co-founded Internap and served as our Chief Executive Officer from May 1996 until July 2001 and served as our President from May 1996 until May 2001. Mr. Naughtin has also served as a director since October 1997. Prior to founding Internap, he was vice president for commercial network services at ConnectSoft, Inc., an Internet and e-mail software developer, from May 1995 to May 1996. From February 1992 to May 1995, Mr. Naughtin was the director of sales at NorthWestNet, an NSFNET regional network. Mr. Naughtin has served as a director of Counterpane Internet Security, Inc. since March 2001 and also participates on the advisory boards of Terabeam Corporation, ThruPoint, Inc., 360Networks, Inc. and the University of Washington School of Business. Mr. Naughtin holds a Bachelor of Arts in Communications from the University of Iowa and is a graduate of the Creighton School of Law.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF THE NAMED NOMINEES.

Director continuing in office until the 2003 annual meeting

        Robert D. Shurtleff, Jr. (age 47) has served as a director since January 1997. In 1999, Mr. Shurtleff founded S.L. Partners, a strategic consulting group focused on early stage companies. From 1988 to 1998, Mr. Shurtleff held various positions at Microsoft Corporation, including Program Management and Development Manager and General Manager. Mr. Shurtleff is currently a director of four private companies and also serves on technical advisory boards of several private companies and venture capital firms. Prior to working at Microsoft Corporation, Mr. Shurtleff worked at Hewlett Packard Company from 1979 to 1988. Mr. Shurtleff holds a Bachelor of Arts degree in computer science from the University of California at Berkeley.

Directors continuing in office until the 2004 annual meeting

        Fredric W. Harman (age 41) has served as a director since January 1999. Since 1994, Mr. Harman has served as a Managing Member of the General Partners of venture capital funds affiliated with Oak Investment Partners. Mr. Harman served as a General Partner of Morgan Stanley Venture Capital, L.P. from 1991 to 1994. Mr. Harman serves as a director of Avenue A, Inktomi Corporation, Primus Knowledge Solutions and several privately held companies. Mr. Harman holds a Bachelor of Science degree and a Master degree in electrical engineering from Stanford University and a Master of Business Administration from Harvard University.

        Kevin L. Ober (age 40) has served as a director since October 1997. From February 2000 to the present Mr. Ober has been involved in various business activities including sitting on the boards of several start-up companies including PictureIQ and HealthRadius. From November 1993 to January 2000 Mr. Ober was a member of the investment team at Vulcan Ventures Inc. Prior to working at Vulcan Ventures, Mr. Ober served in various positions at Conner Peripherals, Inc., a computer hard disk drive manufacturer. Mr. Ober holds a Master of Business Administration from Santa Clara University and Bachelor of Science degree in business administration from St. John's University.

Board of directors committees and meetings

        During the fiscal year ended December 31, 2001, the board of directors held 21 meetings and acted by unanimous written consent eight times. The board of directors has an audit committee and a compensation committee.

        The audit committee meets with our independent accountants at least annually to review the results of the annual audit and discuss the financial statements, recommends to the board of directors the independent accountants to be retained, oversees the independence of the independent accountants, evaluates the independent accountants' performance and receives and considers the independent accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The audit committee is composed of three directors, William J. Harding, Fredric W. Harman and Kevin L. Ober all of whom are independent as independence is defined in NASD Rule 4200(a)(14). It meets at least quarterly to discuss quarterly financial results prior to their public release. The audit committee held five meetings during the fiscal year. The audit committee has adopted a written audit committee charter which was filed as an attachment to our 2001 proxy statement. A report of the audit committee is included later in this proxy statement.

        The compensation committee reviews and recommends to the board of directors the compensation and benefits of all our officers and establishes and reviews general policies relating to compensation and benefits for our employees. The compensation committee consists of two nonemployee directors, Kevin L. Ober and Robert D. Shurtleff, Jr. The compensation committee held three meetings during the fiscal year and acted by unanimous written consent 75 times. A report of the compensation committee is included later in this proxy statement.

        During the fiscal year ended December 31, 2001, each member of our board of directors attended at least 75% of the meetings of the board of directors and of the committees on which he served that were held during the period for which he was a director or committee member.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of January 31, 2002 (except as otherwise noted) information regarding the beneficial ownership of our common stock by (i) each person known by us to beneficially own more than 5% of our common stock; (ii) each of our directors; (iii) each of our executive officers for whom compensation is reported in this proxy statement; and (iv) all of our directors and executive officers as a group. Except as otherwise noted, we believe that the beneficial owners of our common stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

	Shares Beneficially Owned
Name and Address of Beneficial Owner
	Number	Percent
Oak Investment Partners VIII, L.P. and related persons or entities(1) c/o Oak Investment Partners VIII, L.P. 525 University Avenue, Suite 1300 Palo Alto, CA 94301	24,461,885	14.7%
Fredric W. Harman(1)	24,461,885	14.7%
Morgan Stanley Venture Capital III, Inc. and related persons or entities(2) c/o Morgan Stanley Venture Partners 1221 Avenue of the Americas New York, NY 10020	16,968,076	10.6%
William J. Harding(2)	16,968,076	10.6%
Massachusetts Financial Services(3) 500 Boylston Street Boston, MA 02116	15,111,766	10.0%
Capital Ventures International(4) c/o Heights Capital Management, Inc. 425 California Street, Suite 1000 San Francisco, CA 94104	15,244,091	9.1%
Granite Ventures, LLC and related persons or entities(5) c/o Granite Ventures, LLC One Bush Street San Francisco, CA 94104	9,675,066	6.2%
Eugene Eidenberg(5)	9,675,066	6.2%
INT Investments, Inc.(6) Cay House P.O.Box N7776 Lyford Cay New Providence, Bahamas	8,508,372	5.3%
David T. Benton(7)	116,300	*
Robert A. Gionesi(8)	213,683	*
Kevin L. Ober(9)	370,000	*
Paul E. McBride(10)	5,516,303	3.6%
Anthony C. Naughtin(11)	4,963,439	3.3%
Alan D. Norman(12)	443,267	*
John M. Scanlon(13)	325,573	*
Robert D. Shurtleff, Jr.(14)	1,776,888	1.2%
Michael W. Vent(15)	924,509	*
All directors and executive officers as a group (10 persons)(16)	59,377,366	32.6%

*
Less than 1%

(1)
Consists of 9,279,725 shares held by Oak Investment Partners VIII, L.P., 218,465 shares held by Oak VIII Affiliates Fund L.P., 14,586,478 shares held by Oak Investment Partners X, L.P., 234,165 shares held by Oak X Affiliates Fund, L.P., 94,853 shares held by Mr. Harman, an aggregate of 8,199 shares held in trust for the benefit of Mr. Harman's three minor children and 40,000 shares issuable upon the exercise of options held by Mr. Harman that are exercisable within 60 days of January 31, 2001. Shares held by Oak Investment Partners X, L.P. and Oak X Affiliates Fund, L.P. consist of Series A preferred stock (on an as converted basis) and 2,964,128 shares issuable on exercise of warrants that are exercisable within 60 days of January 31, 2001. Mr. Harman disclaims beneficial ownership of the shares held by Oak Investment Partners VIII, L.P., Oak VIII Affiliates Fund L.P., Oak Investment Partners X, L.P, Oak X Affiliates Fund, L.P. except to the extent of his proportionate ownership therein, and of the shares held in trust for his three minor children. Oak Investment Partners VIII, L.P. and Oak VIII Affiliates Fund L.P., Oak Investment Partners X, L.P and Oak X Affiliates Fund, L.P. disclaim beneficial ownership of shares held by Mr. Harman.

(2)
Consists of 14,096,103 shares held by Morgan Stanley Venture Partners III, L.P., 1,353,417 shares held by Morgan Stanley Venture Investors III, L.P., 616,702 shares held by The Morgan Stanley Venture Partners Entrepreneur Fund, L.P., (together, "the Funds"), 541,344 shares held by Morgan Stanley Venture Capital III, Inc., 240,510 shares held directly by Dr. Harding and 120,000 shares issuable upon the exercise of options held directly by Dr. Harding that are exercisable within 60 days of January 31, 2002. Shares held by the Funds consist of common stock, Series A preferred stock (on an as converted basis) and 1,778,475 shares issuable on exercise of warrants that are exercisable within 60 days of January 31, 2001. Dr. Harding is a managing member of Morgan Stanley Venture Partners III, L.L.C., the general partner of each of the Funds (the "General Partner"). The General Partner is controlled by Morgan Stanley Venture Capital III, Inc., a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co. Dr. Harding disclaims beneficial ownership of any of the securities owned by the Funds except to the extent of his proportionate pecuniary interest therein, and the Funds and Morgan Stanley Venture Capital III, Inc. disclaim beneficial ownership of shares held by Dr. Harding.

(3)
Consists of 15,111,766 shares held by funds managed by Massachusetts Financial Services over which Massachusetts Financial Services has voting or dispositive control, based on Massachusetts Financial Services' Schedule 13G/A filed with the Securities and Exchange Commission as of December 31, 2001.

(4)
Consists of Series A preferred stock (on an as converted basis) and 3,048,818 shares issuable on exercise of warrants that are exercisable within 60 days of January 31, 2001.

(5)
Consists of 4,384,883 shares held by H&Q Internap Investors, L.P., 2,215,466 shares held by TI Ventures, LP, 1,693,365 shares held by Todd US Investors, LLC, 27,881 shares held by Granite Ventures, LLC, 180,705 shares held by Mr. Eidenberg and 139,433 shares held by Mr. Eidenberg as trustee of the Eugene Eidenberg Trust September 1997, the Anna Chavez Educational Trust and the Anna Chavez Separate Property Trust. Also includes 1,033,333 shares issuable upon the exercise of options held by Mr. Eidenberg that are exercisable within 60 days of January 31, 200. Shares held by H&Q Internap Investors, L.P. consist of common stock, Series A preferred stock (on an as converted basis) and 375,206 shares issuable on exercise of warrants that are exercisable within 60 days of January 31, 2001. Shares held by Todd US Investors, LLC consist of Series A preferred stock (on an as converted basis) and 338,673 shares issuable on exercise of warrants that are exercisable within 60 days of January 31, 2001. Mr. Eidenberg disclaims beneficial ownership of the shares held by H&Q Internap Investors, L.P., TI Ventures, LP, Todd US Investors, LLC, Granite Ventures, LLC the Anna Chavez Educational Trust, the Anna Chavez Separate Property Trust and Granite Ventures LLC.

(6)
Consists of Series A preferred stock (on an as converted basis) and 1,701,674 shares issuable on exercise of warrants that are exercisable within 60 days of January 31, 2001.

(7)
Includes 325 shares held by Mr. Benton's spouse and 69,525 shares issuable on the exercise of options that are exercisable within 60 days of January 31, 2001.

(8)
Includes 22,160 shares held by Mr. Gionesi's spouse, 15,534 shares held by trusts of which Mr. Gionesi or his spouse are co-trustees and 80,861 shares issuable on the exercise of options that are exercisable within 60 days of January 31, 2001.

(9)
Includes 120,000 shares issuable on the exercise of options that are exercisable within 60 days of January 31, 2001.

(10)
Includes 1,075,646 shares held by Mr. McBride as trustee of the McBride Trust, the McBride Grandchildren's Trust No. 1, the McBride Grandchildren's Trust No. 2, the McBride Grandchildren's Trust No. 3 and the McBride Legacy Trust for the benefit of Mr. McBride's minor children, and 217,468 shares issuable on exercise of options that are exercisable within 60 days of May 31, 2001. Mr. McBride disclaims beneficial ownership of the shares held by him as trustee of the McBride Trust, the McBride Legacy Trust and the McBride Grandchildren's Trust Nos. 1, 2 and 3.

(11)
Includes 1,619,087 shares held by Crossroads Associates, LLC, 400,000 shares held by Crossroads Associates II, LLC, 18,000 shares held by Mr. Naughtin as trustee of the Eric Weaver Gift Protection Trust, the Hugh Naughtin Gift Protection Trust, and the Rose Naughtin Gift Protection Trust, and 325,000 shares issuable upon exercise of options that are exercisable within 60 days of May 31, 2001. Mr. Naughtin disclaims beneficial ownership of the 18,000 shares held by him as trustee of the Eric Weaver Gift Protection Trust, the Hugh Naughtin Gift Protection Trust and the Rose Naughtin Gift Protection Trust.

(12)
Information is as of December 31, 2001. Includes 125,135 shares issuable on exercise of options that are exercisable within 60 days of January 31, 2001.

(13)
Includes 319,773 shares issuable on the exercise of options that are exercisable within 60 days of January 31, 2001.

(14)
Includes 166,500 shares held by Robert D. Shurtleff, Jr. as trustee of the Shurtleff Family Trust, 650,700 shares issuable upon exercise of warrants held by Mr. Shurtleff exercisable within 60 days of January 31, 2001 and 120,000 shares issuable on exercise of options that are exercisable within 60 days of January 31, 2001. Mr. Shurtleff disclaims beneficial ownership of the shares held by the Shurtleff Family Trust.

(15)
Information is as of December 31, 2001. Shares held by Mr. Vent consist of common stock, Series A preferred stock (on an as converted basis), 16,955 shares issuable on exercise of warrants that are exercisable within 60 days of January 31, 2001 and 790,137 shares issuable upon exercise of options that are exercisable within 60 days of January 31, 2001.

(16)
Shares held by the group consist of common stock, Series A preferred stock (on an as converted basis), 6,107,182 shares of issuable on exercise of warrants that are exercisable within 60 days of January 31, 2001 and 2,872,673 shares issuable on exercise of options that are exercisable within 60 days of January 31, 2001.

EXECUTIVE OFFICERS

        Our executive officers and their ages as of December 31, 2001 were as follows:

Name	Age	Position	Since
Eugene Eidenberg	62	Chief Executive Officer	2001
Paul E. McBride(1)	39	Vice President of Finance & Administration, Chief Financial Officer and Secretary	1996
John M. Scanlon(2)	43	Vice President, Finance	2001
David T. Benton	44	Vice President, Employee Services	2000
Robert A. Gionesi	44	Vice President, Sales	2000
Sandra Manougian	43	Vice President, Service Delivery	2000
Ali Marashi	33	Vice President, Technical Services	2001

(1)
Mr. McBride resigned as an employee as of December 31, 2001.

(2)
As of February 13, 2002, Mr. Scanlon began serving as the Vice President of Finance & Administration, Chief Financial Officer and Secretary.

        For Mr. Eidenberg's biographical summary, see "Election of Directors."

        Paul E. McBride was Vice President of Finance & Administration, Chief Financial Officer and Secretary until December 31, 2001, at which time he resigned as an employee. Prior to joining Internap in 1996, he was Vice President of Finance and Operations at ConnectSoft from February 1995 to March 1996. From December 1992 to January 1995, he served as Chief Financial Officer and Vice President of Finance at PenUltimate, Inc., a software developer. Mr. McBride holds a Bachelor of Arts in Economics and a Bachelor of Science in Finance from the University of Colorado, and holds a Master of Business Administration from the University of Southern California.

        John M. Scanlon was Vice President, Finance as of December 31, 2001 and is the current Vice President of Finance & Administration, Chief Financial Officer, Treasurer and Secretary. Since joining Internap in 1999, Mr. Scanlon has also served as Vice President, Service Planning, Vice President of Product Marketing and Director of Carrier Relations. Prior to joining Internap, Mr. Scanlon served as the President of Flat Rate Communications, Inc., which was acquired by Viatel. Mr. Scanlon continued on as a General Manager of Viatel after the acquisition. Prior to his work with Flat Rate, Mr. Scanlon spent over a decade at MCI Telecommunications as its Vice President and Director of Strategic Development, Director of Business Development and Director of Finance and Information Systems. Mr. Scanlon holds a Master in Business Administration with honors from St. Mary's College and a Bachelor of Science in Business Administration, Financial Management from Oregon State University.

        David T. Benton was Vice President, Employee Services as of December 31, 2001 and is the current Vice President, Service Delivery. Since joining Internap in 1999, Mr. Benton has also served as Director of Engineering Services. Prior to joining Internap, Mr. Benton held various positions at Nordstrom, Inc. from 1987 to 1999, including Strategic Planning Manager for the Executive Committee from 1998 to 1999 and Director of Application Development from 1992 to 1998. Mr. Benton holds a Bachelor in Business Administration, magna cum laude, and a Master of Business Administration, both from the University of Washington.

        Robert A. Gionesi is Vice President of Sales. Prior to joining Internap in 1998, Mr. Gionesi was Director of Sales for MCI's Commercial Global account segment in New York City where he was responsible for the sales and technical management of MCI's largest accounts. Prior to MCI, Mr. Gionesi held numerous senior sales positions at AT&T, including Regional Technical Manager, District Sales Manager and Senior Staff Manager for the Regional Vice President. Mr. Gionesi has a degree in Business Communications from Adelphi University in Garden City, New York and a Master

of Science in Telecommunications and Computing Management from Polytechnic University in Brooklyn, New York.

        Sandra Manougian was Vice President, Service Delivery as of December 31, 2001 and is the current Vice President of Sales for the Western Region. Ms. Manougian joined Internap in June 1998 as the Regional Vice President of Sales for the Central Northwest territory. Prior to joining Internap, Ms. Manougian spent 16 years with MCI in various positions in Global Account Sales, Technical Consulting, Network Engineering, Network Planning, and Network & Field Operations. Sandy holds a Bachelor of Science in Business Administration from Seattle City University.

        Ali Marashi is Vice President, Technical Services, which includes responsibility for network and colocation operations. Since joining Internap in 2000, Mr. Marashi has also served as Vice President of Engineering, Director of Network Technology and Director of Backbone Engineering. Prior to joining Internap, Mr. Marashi was a lead Network Engineer for Networks and Distributed Computing at the University of Washington from July 1997 to March 2000, where he was responsible for senior-level design, development, and technical leadership and support for all networking initiatives and operations. Prior to that, Mr. Marashi was co-founder and Vice President of Engineering for interGlobe Networks, Inc., a TCP/IP consulting firm from 1995 to July 1997. Mr. Marashi holds a Bachelor of Science in Computer Engineering from the University of Washington.

EXECUTIVE COMPENSATION

Compensation of directors

        Our directors currently do not receive any cash compensation for their services on the board of directors or any committees of the board of directors. They are reimbursed for certain expenses in connection with attendance at board of directors and committee meetings. Nonemployee directors receive an annual option to purchase 20,000 shares of common stock under our 1999 nonemployee directors' stock option plan.

Compensation of executive officers

        The table below sets forth summary information concerning compensation paid by us during the fiscal years ended December 31, 2001, 2000 and 1999, respectively, to (i) our Chief Executive Officer and President and (ii) four of our other executive officers other than the Chief Executive Officer whose salary and bonus for fiscal year 2001 exceeded $100,000, and who served as an executive officer during fiscal year 2001 (the "Named Executive Officers"):

Summary Compensation Table

Long-Term Compensation
Annual Compensation
Name and Principal Position					Securities Underlying Options (#)
	Year	Salary ($)		Bonus ($)
Eugene Eidenberg(1) Chief Executive Officer	2001	187,658	(2)	—	1,200,000
Anthony C. Naughtin(3) Chief Executive Officer	2001 2000 1999	308,438 347,344 171,239		140,000 100,000 58,500	— — 600,000
Paul E. McBride(4) Vice President of Finance & Administration, Chief Financial Officer and Secretary	2001 2000 1999	231,771 250,000 137,996		100,000 75,000 54,000	21,400 — 400,000
John M. Scanlon Vice President, Finance	2001 2000 1999	192,083 167,724 30,849		36,603 23,417 —	425,740 137,100 160,000
Robert A. Gionesi Vice President, Sales	2001 2000 1999	283,760 343,009 245,223	(5) (6) (7)	50,000 — —	25,680 — —
David T. Benton Vice President, Employee Services	2001 2000 1999	165,672 141,251 90,620		25,838 27,807 —	26,720 5,000 200,000
Michael W. Vent(8) President and Chief Operating Officer	2001 2000	439,531 175,259	(9) (10)	179,232 100,000	1,486,898 825,000
Alan D. Norman Vice President, Corporate Development	2001 2000 1999	225,785 225,250 54,038		100,000 49,500 —	310,374 — 350,000

(1)
Effective July 25, 2001, Mr. Eidenberg began serving as Chief Executive Officer.

(2)
Includes $27,401 in costs for Seattle residence.

(3)
Effective July 25, 2001, Mr. Naughtin ceased serving as Chief Executive Officer.

(4)
Effective January 1, 2002, Mr. McBride ceased serving as Vice President of Finance and Administration, Chief Financial Officer and Secretary.

(5)
Includes $51,989 in commissions.

(6)
Includes $153,670 in commissions.

(7)
Includes $199,259 in commissions.

(8)
Effective December 23, 2001, Mr. Vent ceased serving as Chief Operating Officer and President.

(9)
Includes $72,564 in relocation expenses.

(10)
Includes $6,320 in relocation expenses.

Stock Option Grants in the Last Fiscal Year

        The following table sets forth information regarding options granted to the Named Executive Officers during the fiscal year ended December 31, 2001:

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term ($)
	Shares Underlying Options Granted (#)		Total Options Granted to Employees in Fiscal Year (%)
Name				Exercise Price Per Share ($)	Expiration Date
						5%	10%
Eugene Eidenberg	250,000 250,000 500,000 200,000	(1) (2) (3) (4)	1.5 1.5 3 1.2	1.87 1.87 1.87 0.96	07/25/2011 07/25/2011 07/25/2011 11/05/2011	746,651 746,651 1,493,302 310,909	1,166,789 1,166,789 2,333,578 492,295
Paul E. McBride	9,600 11,800	(5) (5)	* *	1.75 1.93	03/09/2011 07/26/2011	26,340 36,378	40,441 56,854
John M. Scanlon	12,000 13,097 66,903 17,100 160,000 9,500 147,140	(6) (7) (8) (9) (10) (11) (4)	* * * * 1.0 * 0.9	1.75 2.81 2.81 2.81 2.81 1.93 0.96	03/09/2011 05/04/2001 05/04/2001 05/04/2001 05/04/2001 07/26/2011 11/05/2011	32,925 58,135 296,971 75,904 710,213 29,287 228,736	50,552 89,901 459,238 117,378 1,098,278 45,773 362,181
Robert A. Gionesi	9,600 11,800 4,280	(6) (11) (4)	* * *	1.75 1.93 0.96	03/09/2011 07/26/2011 11/05/2011	26,340 36,378 6,653	40,441 56,854 10,535
David T. Benton	9,600 8,500 8,620	(6) (11) (4)	* * *	1.75 1.93 0.96	03/09/2011 07/26/2011 11/05/2011	26,340 26,204 13,400	40,441 40,954 21,218
Michael W. Vent(15)	51,915 500,000 500,000 20,500 414,483	(6) (12) (13) (11) (4)	* 3 3 * 2.5	1.75 2.81 2.81 1.93 0.96	03/09/2011 05/04/2011 05/04/2011 07/26/2011 11/05/2011	142,440 2,219,416 2,219,416 63,199 644,332	218,700 3,432,118 3,432,118 98,772 1,020,238
Alan D. Norman(16)	11,845 90,000 11,800 196,729	(6) (14) (11) (4)	* * * 1.2	1.75 2.81 1.93 0.96	03/09/2011 05/04/2011 07/26/2011 11/05/2011	32,499 399,495 36,378 305,824	49,899 617,781 56,854 484,243

*
Less than 1%

(1)
Fully vested on date of hire.

(2)
Fully vested as of January 25, 2002.

(3)
Vest on July 25, 2003 subject to acceleration based on meeting certain corporate objectives or upon a change in control.

(4)
Vest in equal increments each month for 24 months beginning November 5, 2001.

(5)
Fully vested upon termination of employment on December 31, 2001.

(6)
Vest in equal increments each month for 48 months beginning March 9, 2001.

(7)
3,274 vested as of December 12, 2001. The remaining shares vest in equal increments each month thereafter for 36 months.

(8)
16,725 vested as of July 27, 2001. The remaining shares vest in equal increments each month thereafter for 36 months.

(9)
4,275 vested as of May 15, 2001. The remaining shares vest in equal increments each month thereafter for 36 months.

(10)
60,000 vested as of May 4, 2001. The remaining shares vest in equal increments each month thereafter for 30 months.

(11)
Vest in equal increments each month for 48 months beginning July 26, 2001 subject to acceleration based on meeting certain corporate objectives.

(12)
Vest in equal increments each month for 48 months beginning May 4, 2001.

(13)
265,625 vested as of August 2, 2001. The remaining shares vest in equal increments each month thereafter for 36 months.

(14)
33,750 vested as of May 4, 2001. The remaining shares vest in equal increments each month thereafter for 30 months.

(15)
Pursuant to an agreement with Mr. Vent, his options will continue to vest in accordance with the schedules described in the applicable notes above through the date of termination of his employment on July 7, 2002.

(16)
Pursuant to an agreement with Mr. Norman, his options will continue to vest in accordance with the schedules described in the applicable notes above through the date of termination of his employment on June 12, 2002.

        The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. There can be no assurance provided to any executive officer or any other holder of our securities that the actual stock price appreciation over the option term will be at the assumed 5% or 10% levels or at any other defined level. All options were granted at an exercise price equal to the fair market value of our common stock, as determined by the board of directors on the date of grant.

Aggregated Option Exercises in the Last Fiscal Year
and Fiscal Year-End Option Values

        The following table sets forth information as of December 31, 2001 regarding options held by the Named Executive Officers. There were no stock appreciation rights outstanding at December 31, 2001:

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Eugene Eidenberg	—	—	758,333	941,667	433,250	28,750
Anthony C. Naughtin	—	—	387,500	212,500	—	—
Paul E. McBride	—	—	421,400	—	—	—
John Scanlon	—	—	264,668	458,172	920	21,151
Robert A. Gionesi	50,521	82,854	53,728	83,845	113,360	158,375
David T. Benton	—	—	54,398	89,822	35,554	45,614
Michael W. Vent	—	—	681,223	1,630,675	2,591	59,582
Alan D. Norman	—	—	264,563	395,811	1,230	28,280

        In the table above, the value of the unexercised in-the-money options is based on the fair market value of our common stock, based upon the last reported sales price of the common stock on January 31, 2001 ($1.11), minus the per share exercise price multiplied by the number of shares.

Employment agreements and change in control

        Effective July 25, 2001, Mr. Eidenberg began serving as our Chief Executive Officer. We have entered into an employment agreement with Mr. Eidenberg that sets forth Mr. Eidenberg's compensation level. Under this agreement, Mr. Eidenberg serves at will and his employment may be terminated by us or by Mr. Eidenberg at anytime, with or without cause and with or without notice. Mr. Eidenberg's employment agreement contains a one-year noncompetition covenant and an option to purchase 1,000,000 shares of our common stock at fair market value on the date of grant, 250,000 of which were vested on the date of grant, 250,000 of which vested on January 25, 2002 and 500,000 of which vest on July 25, 2003 subject to acceleration based on meeting certain corporate objectives or in the event of a change in control. Mr. Eidenberg will have the option to pay up to $1,000,000 for the exercise price of these options with a full recourse note.

        Also effective July 25, 2001, Mr. Naughtin ceased serving as our Chief Executive Officer. Prior to that date we had in place an employment letter agreement with Mr. Naughtin, which set forth his initial compensation level. Under this letter agreement Mr. Naughtin served at-will and his employment may have been terminated by us or by him at any time, with or without cause and with or without notice. Mr. Naughtin's employment agreement contained a noncompetition covenant that is effective for one year after termination of employment. On July 25, 2001, we entered into a replacement employment agreement with Mr. Naughtin in which we agreed to continue to pay Mr. Naughtin based on an annualized base salary of $297,500 until January 25, 2002 and to pay 50% of such annualized based salary thereafter until July 25, 2002, at which time he will cease to be an employee.

        On June 12, 2001, we entered into an employment agreement with Mr. Vent, which set forth Mr. Vent's compensation level and contained a one-year noncompetition covenant. Under this agreement Mr. Vent served at-will and his employment was terminable by us or by Mr. Vent at any time, with or without cause and with or without notice. Under Mr. Vent's employment agreement, if Mr. Vent was terminated without cause or resigned for good reason within 12 months after the execution of the agreement, he would receive a severance payment equal to 12 months salary as well as any accrued bonuses. Mr. Vent's employment agreement has since been cancelled and replaced by a new agreement, dated December 23, 2001. Under this new agreement, Mr. Vent immediately ceased to be an executive officer and we agreed to continue to pay Mr. Vent based on an annualized base salary of $348,800 until April 7, 2002. Starting April 8, 2002, Mr. Vent's annualized base salary will be reduced to $174,400 until July 7, 2002, at which time he will cease to be an employee.

        During 2001 we had in place an employment letter agreement with Paul E. McBride, which set forth his initial compensation level. Under this letter agreement Mr. McBride served at-will and his employment may have been terminated by us or by him at any time, with or without cause and with or without notice. Mr. McBride's employment agreement contained a noncompetition covenant that is effective for one year after termination of employment. Effective as of January 1, 2002, Mr. McBride is no longer an employee.

        We have entered into employment agreements with each of Messrs. Benton, Gionesi and Scanlon. Each employment agreement sets forth the officer's compensation level. Under each agreement the officer serves at-will and employment may be terminated by us or by the officer at any time, with or without cause and with or without notice. Each agreement contains a one year noncompetition covenant. If any of these officers is terminated without cause or resigns for good reason within 13 months after a change in control, such officer would receive a severance payment equal to 12 months salary. We entered into a similar employment agreement with Mr. Norman, which agreement has since been cancelled and replaced by a new agreement, dated December 12, 2001. Under this new agreement, Mr. Norman immediately ceased to be an executive officer and became a part-time employee receiving a base salary of $112,500. Mr. Norman will remain an employee under the terms of the separation agreement until July 12, 2002, at which time he will cease to be an employee.

        Our 1999 Equity Incentive Plan, under which our executives are granted stock options, provides that in the event the executive officers are terminated without cause or resign for good reason within 13 months after a change in control, all of the options held by such officers will vest in full and will become fully exercisable.

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        The compensation committee of the board of directors consists of Kevin L. Ober and Robert D. Shurtleff, Jr., each of whom is a nonemployee director. The compensation committee is responsible for establishing and administering compensation policies and programs for Internap's executive officers. This report reflects Internap's compensation philosophy.

Executive officer compensation

        Internap's executive compensation program has been designed to (i) ensure that compensation provided to executive officers is closely aligned with its business objectives and financial performance; (ii) enable Internap to attract and retain those officers who contribute to its long-term success; and (iii) maximize stockholder value.

        Executive compensation generally consists of three components (i) base salary; (ii) annual cash bonus; and (iii) long-term incentive awards. The Chief Executive Officer annually recommends executive officer compensation levels to the compensation committee. The compensation committee makes the final determination of executive compensation levels but relies on the Chief Executive Officer's annual recommendations because it believes the Chief Executive Officer is the most qualified person to make assessments about individual performance.

        The compensation committee annually reviews and establishes each executive officer's compensation package by considering (i) the extent to which specified corporate objectives for the preceding year were attained; (ii) the experience and contribution levels of the individual executive officer; and (iii) to a lesser extent, the salary and bonus levels of executive officers in similar positions in companies in the same or related industries as Internap.

        The primary corporate objectives set by the compensation committee for the 2001 fiscal year were the achievement of specific revenue and cash flow goals. Neither of these goals was accomplished. At the start of the third quarter, the compensation committee set an additional corporate objective of completing a significant financing event, which was met with the closing of the company's Series A preferred stock financing on September 14, 2001. An additional factor contributing to the determination of executive compensation in 2001 was the desire by the board of directors and management to reduce costs company wide. Taking all of the foregoing considerations into account, the compensation committee determined that, effective May 1, 2001, salaries would be decreased from between 5% to 15% for all executive officers with the exception of one officer who was then receiving the least amount of compensation of the company's executives.

        The compensation committee may award cash bonuses for executive officers (other than those who receive commissions) on an annual basis. These awards are intended to provide a direct link between management compensation and the achievement of corporate and individual objectives. The maximum potential level of bonus is 50% of the executive officer's base salary as of the end of the preceding fiscal year. At the beginning of each year, Internap sets certain corporate objectives, including financial performance goals, and at the end of the year assesses the performance by executives towards the achievement of these goals to determine the level of bonus payable, if any. The primary corporate objectives set by the compensation committee for use in determining whether bonuses would be paid during the 2001 fiscal year were the same objectives used for determining the 2001 fiscal year salary levels.

        Taking into account the actual performance by the executive management team towards meeting the 2001 fiscal year corporate objectives as well as the desire by the board of directors and management to reduce costs company wide, the compensation committee determined that no bonuses would be paid for executive performance during the 2001 fiscal year. The compensation committee did, however, approve the payment to executives during the 2001 fiscal year of bonuses earned during the 2000 fiscal year based on successful completion of the primary corporate objectives for 2000. Bonuses paid with respect to 2000 fiscal year performance represented 80% of full bonus potential for such year. As disclosed in Internap's proxy statement for the 2001 annual meeting, the primary corporate objectives set by the compensation committee for the 2000 fiscal year were, in order of importance, (i) revenue growth goals; (ii) service point deployment goals; (iii) successful liquidity event, including an initial public offering; (iv) customer growth goals; and (v) employee and management headcount growth goals. To conserve cash in the short term, payment of bonuses for 2000 fiscal year performance was deferred until after completion of the company's Series A financing in September 2001.

        The compensation committee also grants stock options to executive officers to provide long-term incentives that are aligned with the creation of increased stockholder value over time. Options typically are granted at fair market value at the date of grant, have a ten year term and generally vest 25% on the first anniversary of vesting commencement date and in equal 36 monthly installments thereafter. In July 2001, however, each executive officer received a stock option grant with a ten year term designed to provide additional incentive toward the achievement of the corporate objectives. These options began vesting on the date of grant in equal 48 monthly installments, subject to acceleration of (a) 50% of the total original grant, whether or not already vested, upon the first quarter reported to have positive net cash provided by operating activities, and (b) 100% of the total original grant, whether or not already vested, upon the first quarter reported to have positive net income from operations. In addition, in November 2001, each executive officer received a retention stock option grant with a ten year term that began vesting on the date of grant in equal 24 monthly installments.

        Most stock option grants to executive officers occur in conjunction with the executive officer's acceptance of employment with Internap. The compensation committee, however, reviews stock option levels for all executive officers throughout each fiscal year in light of long-term strategic and performance objectives, each executive officer's current and anticipated contributions to Internap's future performance and the value of such executive's current stock option package, and is able to adjust these levels. When determining the number of stock options to be awarded to an executive officer, the compensation committee considers the executive officer's current contribution to Internap's performance, the executive officer's past option awards and their current value, the executive officer's anticipated contribution in meeting Internap's long-term strategic performance goals and comparisons to formal and informal surveys of executive stock option grants made by other Internet infrastructure companies. In 2001, the compensation committee granted options to purchase an aggregate of 2,674,589 shares to executive officers, excluding the Chief Executive Officer, at an exercise price equal to fair market value on the date of grant.

Compensation of Internap's Chief Executive Officer

        The compensation committee reviews the Chief Executive Officer's compensation annually using the same criteria and policies as are employed for other executive officers. In July 2001, Mr. Naughtin resigned as Chief Executive Officer and Mr. Eidenberg began serving as Internap's Chief Executive

Officer. Mr. Eidenberg's salary was determined using the same criteria and policies as are employed for other executive officers. In addition, upon commencement of his employment, Mr. Eidenberg was granted a stock option to purchase 1,000,000 shares of common stock with a ten year term, 250,000 of which were vested on the date of grant, 250,000 of which vested on January 25, 2002 and 500,000 of which vest on July 25, 2003 subject to acceleration based on meeting certain corporate objectives or in the event of a change in control. In addition, in November 2001, Mr. Eidenberg was granted a retention stock option to purchase 200,000 shares of common stock with a ten year term that began vesting on the date of grant in equal 24 monthly installments.

        Compensation payments in excess of $1 million to the Chief Executive Officer or the other five most highly compensated executive officers are subject to a limitation on deductibility for Internap under section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. The compensation committee does not expect cash compensation in 2000 to Internap's Chief Executive Officer or any other executive officer to be in excess of $1 million. Internap intends to maintain qualification of its Amended and Restated 1998 Stock Options/Stock Issuance Plan, Amended 1999 Equity Incentive Plan, 2000 Non-Officer Equity Incentive Plan, as amended, Amended and Restated 1999 Stock Incentive Plan for Non-Officers, Switchsoft Systems, Inc. Founders 1996 Stock Option Plan and Switchsoft Systems, Inc. 1997 Stock Option Plan for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

        The compensation committee believes its executive compensation philosophy serves Internap's interests and the interests of its stockholders.

Compensation committee members

Kevin L. Ober
Robert D. Shurtleff, Jr.

Compensation committee interlocks and insider participation

        None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Change of control arrangements in equity incentive plans

        Under our Amended and Restated 1998 Stock Options/Issuance Plan, Amended 1999 Equity Incentive Plan, 2000 Non-Officer Equity Incentive Plan, as amended, Amended and Restated 1999 Stock Incentive Plan for Non-Officers, Switchsoft Systems, Inc. Founders 1996 Stock Option Plan and Switchsoft Systems, Inc. 1997 Stock Option Plan, if a change in control occurs, including the sale of substantially all of our assets or a merger with or into another corporation, any outstanding options held by persons then performing services for us as an employee, director or consultant:

  •
  may either be assumed or continued;

  •
  may be substituted with an equivalent award by the surviving entity; or

  •
  will, if the options are not assumed, continued or substituted, become fully exercisable, including shares as to which they would not otherwise be exercisable, and restricted stock will become fully vested.

        Options also become fully exercisable upon the occurrence of a securities acquisition representing 50% or more of the combined voting power of our securities, or if a participant's service is terminated by a surviving corporation for any reason other than "for cause" within 13 months following a change in control.

Performance measurement comparison

        The graph set forth below compares cumulative total return to our stockholders with the cumulative total return of the Nasdaq Composite Index and the Goldman/Sachs Internet Index, resulting from an initial assumed investment of $100 in each and assuming the reinvestment of any dividends, beginning September 29, 1999, the first day of trading of the common stock, and ending at December 31, 1999, December 29, 2000, and December 31, 2001, respectively.

Comparison of Cumulative Total Return Among
Internap Network Services Corporation, the Nasdaq Composite Index
and the Goldman/Sachs Internet Index

	9/29/99	12/31/99	12/29/00	12/31/01
Internap Network Services	$100	$865	$73	$12
Nasdaq Composite Index	100	149	91	71
Goldman/Sachs Internet Index	100	155	40	23

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The audit committee of the board of directors consists of William J. Harding, Fredric W. Harman and Kevin L. Ober, each of whom is an independent director. The audit committee has reviewed and discussed with management the consolidated audited financial statements of Internap as of and for the fiscal year ended December 31, 2001. The audit committee also has discussed with our independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. Additionally, the audit committee has received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent accountants their independence.

        Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the financial statements referred to above be included in our Annual Report on Form 10-K.

Audit committee members

William J. Harding
Fredric W. Harman
Kevin L. Ober

Independent accountants

Selection of independent accountants

        Our board of directors has selected PricewaterhouseCoopers LLP as our independent accountants for each of the fiscal years ending December 31, 2001 and 2002, and at our 2001 annual meeting our stockholders ratified this selection for each of those fiscal years. PricewaterhouseCoopers LLP has audited our financial statements since our inception in 1996. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Even though our board of directors has selected PricewaterhouseCoopers LLP as our independent accountants and this selection has been ratified, the audit committee and the board of directors in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in our best interests and in the best interests of our shareholders.

Audit fees

        During the fiscal year ended December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of our financial statements for such fiscal year and for the reviews of our interim financial statements were $175,623.

Financial information systems design and implementation fees

        During the fiscal year ended December 31, 2001, no fees were billed by PricewaterhouseCoopers LLP for information technology consulting.

All other fees

        During fiscal year ended December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than audit fees were $529,125. Substantially all of these fees were for services traditionally provided by accountants, such as review of tax returns, consultation on tax accounting matters and other special purpose audits.

        The audit committee has determined the rendering of all other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the independence of our independent accountants.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

        On July 20, 2001, private equity funds affiliated with Eugene Eidenberg, William Harding and Fredric Harman, current members of our board of directors, entered into a Unit Purchase Agreement pursuant to which we agreed to issue and sell, and these funds in addition to other purchasers agreed to buy, approximately $101 million aggregate purchase price of units consisting of our Series A preferred stock warrants to purchase common stock. The $101 million unit financing closed on September 14, 2001. Each share of Series A preferred stock is convertible into approximately 21.6 shares of common stock.

        Effective July 25, 2001, Mr. Eidenberg began serving as our Chief Executive Officer. We have entered into an employment agreement with Mr. Eidenberg that sets forth Mr. Eidenberg's compensation level. Under this agreement, Mr. Eidenberg serves at will and his employment may be terminated by us or by Mr. Eidenberg at any time, with or without cause and with or without notice. Mr. Eidenberg's employment agreement contains a one-year noncompetition covenant and an option to purchase 1,000,000 shares of our common stock at fair market value on the date of grant, 250,000 of which were vested on the date of grant, 250,000 of which vested on January 25, 2002 and 500,000 of which vest on July 25, 2003, subject to acceleration based on meeting certain corporate objectives or in the event of a change in control as further described in the employment agreement. Mr. Eidenberg will have the option to pay up to $1,000,000 for the exercise price of these options with a full recourse note.

        On January 1, 2002, we entered into a consulting agreement with Lyford Cay Securities Corp., an affiliate of one of our stockholders, INT Investments, Inc., that beneficially owns more than 5% of our outstanding common stock. Under the terms of this consulting agreement, which will be completed on June 30, 2002, we have agreed to pay Lyford Cay Securities Corp. $400,000 to provide us with financial advisory and strategic advice.

        We have entered into employment agreements with several of our key officers. Each agreement sets forth the officer's compensation level. Under each agreement the officer serves at-will and employment may be terminated by us or by the officer at any time, with or without cause and with or without notice. Each agreement contains a one year noncompetition covenant. If any of these officers are terminated without cause or resign for good reason within 13 months after a change in control, such officer would receive a severance payment equal to 12 months salary.

        We have entered into indemnification agreements with our directors and executive officers for the indemnification of and advancement of expenses to such persons to the fullest extent permitted by law. We also intend to enter into these agreements with our future directors and executive officers.

        We believe that the foregoing transactions were in our best interest and were made on terms no less favorable than could have been obtained from unaffiliated third parties. All future transactions between Internap and any of our officers, directors or principal stockholders will be approved by a majority of the independent and disinterested members of the board of directors, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be in connection with bona fide business purposes.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Internap. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent stockholders were complied with except that one report, covering one transaction, was filed late by Mr. Gionesi.

OTHER BUSINESS

        The board of directors does not intend to present any business at the annual meeting other than as set forth in the accompanying Notice of Annual Meeting of Stockholders, and has no present knowledge that any others intend to present business at the meeting. If, however, other matters requiring the vote of the stockholders properly come before the annual meeting or any adjournment or postponement thereof, the persons named in the accompanying form of proxy intend to exercise their discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

BY ORDER OF THE BOARD OF DIRECTORS

John M. Scanlon Chief Financial Officer, Vice President of Finance and Administration, Treasurer and Secretary
March 29, 2002

Appendix A

PROPOSED AMENDMENTS TO
CERTIFICATE OF INCORPORATION AND BYLAWS

CERTIFICATE OF INCORPORATION, ARTICLE V, SECTION D

Current:

"D.    No action shall be taken by the stockholders of the Corporation except at an annual meeting or special meeting of the stockholders called in accordance with the Bylaws."

Proposed Amendment:

"D.    No action shall be taken by the stockholders of the Corporation except at an annual meeting or special meeting of the stockholders called in accordance with the Bylaws. Notwithstanding the forgoing, any action that may be taken or that is required by statute to be taken by the holders of the Company's Series A Preferred Stock at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if taken in accordance with the procedures contained in the Bylaws."

BYLAWS, SECTION 13

Current:

"Section 13. Action Without Meeting. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent."

Proposed Amendment:

"Section 13.    Action Without Meeting.

        (a)  Common Stockholders. No action shall be taken by the common stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the common stockholders by written consent.

        (b)  Series A Preferred Stockholders.

            (i)  Unless otherwise provided in the Certificate of Incorporation, any action that may be taken or that is required by statute to be taken by the holders of the Company's Series A Preferred Stock (each a "Series A Holder," and collectively, the "Series A Holders") at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, or by electronic transmission setting forth the action so taken, shall be signed by the holders of outstanding Series A Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

          (ii)  Every written consent or electronic transmission shall bear the date of signature of each Series A Holder who signs the consent, and no written consent or electronic transmission shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the corporation in the manner herein required, written consents or electronic transmissions signed by a sufficient number of Series A Holders to take action are delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

A-1

          (iii)  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Series A Holders who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of Series A Holders to take action were delivered to the corporation as provided in Section 228(c) of the DGCL. If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by Series A Holders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of the Series A Holders, that written consent has been given in accordance with Section 228 of the DGCL.

          (iv)  A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a Series A Holder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (1) that the telegram, cablegram or other electronic transmission was transmitted by the Series A Holder or proxyholder or by a person or persons authorized to act for the Series A Holder and (2) the date on which such Series A Holder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the state of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors of the corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing."

A-2

INTERNAP NETWORK SERVICES CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 14, 2002

        The undersigned hereby appoints EUGENE EIDENBERG and JOHN M. SCANLON, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Internap Network Services Corporation that the undersigned may be entitled to vote at the annual meeting of Shareholders of Internap Network Services Corporation to be held at the Sheraton Hotel & Towers, 1400 6th Avenue, Seattle, Washington on Tuesday, May 14, 2002 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR THE NOMINEES LISTED IN PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

IMPORTANT—Please Date and Sign on the Other Side.

/x/ Please mark your votes as in this example using dark ink only
MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSAL 1
PROPOSAL 1:	To amend Internap's certificate of incorporation to allow Series A preferred stockholders to take action by written consent.
	// FOR	// AGAINST	// ABSTAIN
MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.
PROPOSAL 2:	To elect 3 directors to hold office until the 2005 Annual Meeting of Shareholders.
	/ / FOR the nominee listed below.	/ / WITHHOLD AUTHORITY to vote for the nominee listed below.
Nominee: Eugene Eidenberg
	/ / FOR the nominee listed below.	/ / WITHHOLD AUTHORITY to vote for the nominee listed below.
Nominee: William J. Harding
	/ / FOR the nominee listed below.	/ / WITHHOLD AUTHORITY to vote for the nominee listed below.
Nominee: Anthony C. Naughtin
I plan to attend the Annual Meeting. / /
I do not plan to attend the Annual Meeting. / /
Dated

SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

QuickLinks

TABLE OF CONTENTS
INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Summary Compensation Table
Stock Option Grants in the Last Fiscal Year
Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values
Comparison of Cumulative Total Return Among Internap Network Services Corporation, the Nasdaq Composite Index and the Goldman/Sachs Internet Index
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
PROPOSED AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BYLAWS